Exhibit 99.1

EVERCORE PARTNERS

EVERCORE PARTNERS REPORTS SECOND QUARTER 2012 RESULTS;

QUARTERLY DIVIDEND OF $0.20 PER SHARE

Highlights

•	Second Quarter Financial Summary

–	Record Adjusted Pro Forma Net Revenues of $172.1 million, up 23% year-over-year and 63% in comparison to the prior quarter

–	Record Adjusted Pro Forma Net Income from Continuing Operations of $21.2 million, or $0.49 per share, up 19% and 391% compared to Q2 2011 and Q1 2012, respectively

–	U.S. GAAP Net Revenues of $172.5 million, up 22% and 68% compared to Q2 2011 and Q1 2012, respectively

–	U.S. GAAP Net Income from Continuing Operations of $7.9 million, or $0.25 per share, up from $2.3 million or $0.08 per share in the same period last year

•	Year-to-Date Financial Summary

–	Record Adjusted Pro Forma Net Revenues of $277.6 million, up 13% compared to the same period in 2011

–	Adjusted Pro Forma Net Income from Continuing Operations of $25.5 million, or $0.58 per share, down 13% compared to the same period in 2011

–	U.S. GAAP Net Revenues of $275.3 million, up 11% compared to the same period in 2011

–	U.S. GAAP Net Income from Continuing Operations of $4.6 million, or $0.14 per share, down from $6.0 million, or $0.22 per share, in the same period last year

•	Investment Banking

–	Announced the expansion of Evercore into Canada

•	George Estey will join as a Senior Managing Director and Head of Canada

–	Continued to advise on prominent Advisory transactions, including:

•	Bristol-Myers Squibb’s announced $6.8 billion acquisition of Amylin Pharmaceuticals and the sale of 50% of its interest ($3.4 billion) in Amlyin to AstraZeneca

•	Suburban Propane Partners LP’s announced acquisition of Inergy Propane LLC for $1.8 billion

•	AOL’s sale of its patent portfolio to Microsoft for $1.1 billion

•	Investment Management

–	Assets Under Management in consolidated businesses were down 8% to $11.8 billion

•	Repurchased 1,015,000 shares during the quarter

•	Quarterly dividend of $0.20 per share

NEW YORK, July 26, 2012 – Evercore Partners Inc. (NYSE: EVR) today announced that its Adjusted Pro Forma Net Revenues were $172.1 million for the quarter ended June 30, 2012, compared with $140.2 million and $105.5 million for the quarters ended June 30, 2011 and March 31, 2012, respectively. Adjusted Pro Forma Net Revenues of $277.6 million were a record for the first six months of the year, compared to $245.6 million for the six months ended June 30, 2011. Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $21.2 million, or $0.49 per share, for the quarter ended June 30, 2012, compared to $17.8 million, or $0.43 per share, for the quarter ended June 30, 2011 and $4.3 million, or $0.10 per share, for the quarter ended March 31, 2012. Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $25.5 million, or $0.58 per share, for the six months ended June 30, 2012, compared to $29.3 million, or $0.71 per share, for the six months ended June 30, 2011.

U.S. GAAP Net Revenues were $172.5 million for the quarter ended June 30, 2012, compared to $141.2 million and $102.8 million for the quarters ended June 30, 2011 and March 31, 2012, respectively. U.S. GAAP Net Revenues were $275.3 million for the six months ended June 30, 2012, compared to $248.3 million for the six months ended June 30, 2011. U.S. GAAP Net Income (Loss) from Continuing Operations Attributable to Evercore Partners Inc. was $7.9 million, or $0.25 per share for the quarter ended June 30, 2012, compared to $2.3 million, or $0.08 per share, for the quarter ended June 30, 2011 and ($3.4) million, or ($0.12) per share, for the quarter ended March 31, 2012. U.S. GAAP Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $4.6 million, or $0.14 per share, for the six months ended June 30, 2012, compared to $6.0 million, or $0.22 per share, for the six months ended June 30, 2011.

The Adjusted Pro Forma compensation ratio for the current quarter was 60%, compared to 59% for the same period in 2011 and 63% for the quarter ended March 31, 2012. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 60%, flat from the same period in 2011 and for the twelve months ended March 31, 2012. The U.S. GAAP compensation ratio for the three months ended June 30, 2012, June 30, 2011 and March 31, 2012 was 66%, 71% and 79%, respectively. The U.S. GAAP trailing twelve-month compensation ratio of 70% compares to 67% for the same period in 2011 and 71% for the twelve months ended March 31, 2012.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“We are generally pleased with our results, reporting record revenues for both the second quarter and the first half of 2012, and record net income for the quarter,” said Ralph Schlosstein, President and Chief Executive Officer. “Our Advisory business delivered particularly strong results, earning fees in excess of $1 million dollars from 30 transactions, also a record. In addition, each of our early stage Investment Banking businesses contributed positively to Operating Income in the quarter. Our international Investment Banking efforts continued to strengthen, as 32% of our revenues were generated serving clients outside of the United States in the first half of the year. Our independent, advice based, operating model continues to perform extremely well despite the challenging market environment, as we build market share, add talent and deliver value to our clients. And, our significant share repurchase volumes during the quarter demonstrate our commitment to providing strong returns to shareholders.”

“It’s impressive that our Investment Banking revenues for the first half of 2012 grew 23% while the global, dollar volume of completed transactions fell 30%. That signifies that Evercore continues to grow and gain market share. And, in turn, it reflects our steady and scrupulous recruiting of additional Senior Managing Directors. We have now entered the important Canadian market, with the addition of George Estey and the commitment to open a Toronto office. And, we expect to announce three additional Senior Managing Directors in overall banking during the next three months,” said Roger Altman, Executive Chairman. “Yes, the financial market environment is a challenging one, but our own backlog is strong.”

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011	% Change
	(dollars in thousands)
Net Revenues	$172,497	$102,798	$141,204	68%	22%	$275,295	$248,302	11%
Operating Income (Loss)	$21,195	$(12,143)	$11,615	NM	82%	$9,052	$23,379	(61%)
Net Income (Loss) from Continuing Operations Attributable to Evercore Partners Inc.	$7,934	$(3,368)	$2,346	NM	238%	$4,566	$5,964	(23%)
Diluted Earnings (Loss) Per Share from Continuing Operations	$0.25	$(0.12)	$0.08	NM	213%	$0.14	$0.22	(36%)
Compensation Ratio	66%	79%	71%			71%	68%
Operating Margin	12%	(12%)	8%			3%	9%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011	% Change
	(dollars in thousands)
Net Revenues	$172,115	$105,521	$140,164	63%	23%	$277,636	$245,634	13%
Operating Income	$36,452	$8,931	$31,495	308%	16%	$45,383	$52,857	(14%)
Net Income from Continuing Operations Attributable to Evercore Partners Inc.	$21,185	$4,317	$17,833	391%	19%	$25,502	$29,270	(13%)
Diluted Earnings Per Share from Continuing Operations	$0.49	$0.10	$0.43	390%	14%	$0.58	$0.71	(18%)
Compensation Ratio	60%	63%	59%			61%	59%
Operating Margin	21%	8%	22%			16%	22%

The U.S. GAAP and Adjusted Pro Forma results for June 30, 2011 present the continuing operations of the Company, which exclude amounts related to Evercore Asset Management (“EAM”), whose operations were discontinued during the fourth quarter of 2011. See page A-1 for the full financial results of the Company including its discontinued operations.

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-11 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses from continuing operations is presented below for the Investment Banking and Investment Management segments. Unless otherwise stated, all of the financial measures presented in this discussion are Adjusted Pro Forma measures. For a reconciliation of the Adjusted Pro Forma segment data to U.S. GAAP results, see pages A-2 to A-11 in Annex I.

Investment Banking

For the quarter ended June 30, 2012, Evercore’s Investment Banking segment reported net revenues of $151.2 million, which represents an increase of 35% year-over-year and 78% sequentially. Operating income of $35.5 million increased by 32% from the same quarter last year and 373% from the prior quarter. Operating margins decreased to 23% from 24% in the second quarter of 2011. The Company had 58 Investment Banking Senior Managing Directors as of June 30, 2012.

	Adjusted Pro Forma
	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
	(dollars in thousands)
Net Revenues:
Investment Banking	$151,397	$84,620	$111,847	$236,017	$192,048
Other Revenue, net	(187)	360	339	173	719

Net Revenues	151,210	84,980	112,186	236,190	192,767

Expenses:
Employee Compensation and Benefits	89,829	54,462	67,303	144,291	114,778
Non-compensation Costs	25,858	23,011	18,054	48,869	32,267

Total Expenses	115,687	77,473	85,357	193,160	147,045

Operating Income	$35,523	$7,507	$26,829	$43,030	$45,722

Compensation Ratio	59%	64%	60%	61%	60%
Operating Margin	23%	9%	24%	18%	24%

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
	(dollars in thousands)
Net Revenues:
Investment Banking	$154,426	$84,495	$114,696	$238,921	$197,748
Other Revenue, net	(1,262)	(710)	(720)	(1,972)	(1,393)

Net Revenues	153,164	83,785	113,976	236,949	196,355

Expenses:
Employee Compensation and Benefits	100,754	68,229	81,345	168,983	134,707
Non-compensation Costs	29,165	26,854	21,506	56,019	39,821
Special Charges	662	—	—	662	—

Total Expenses	130,581	95,083	102,851	225,664	174,528

Operating Income (Loss)	$22,583	$(11,298)	$11,125	$11,285	$21,827

Compensation Ratio	66%	81%	71%	71%	69%
Operating Margin	15%	(13%)	10%	5%	11%

Revenues

For the three months ended June 30, 2012, Investment Banking revenues were $151.4 million, an increase of 35% from the second quarter of last year and 79% from the previous quarter. Investment Banking earned advisory fees from 137 clients (vs. 77 in Q2 2011 and 104 in Q1 2012) and fees in excess of $1 million from 30 transactions (vs. 21 in Q2 2011 and 17 in Q1 2012). The Institutional Equities business contributed revenues of $6.7 million, a 29% increase over the prior quarter. The Private Funds Group closed two capital raises during the quarter. Both of these businesses contributed marginally to profitability in the quarter.

Expenses

For the quarter ended June 30, 2012, compensation costs were $89.8 million, an increase of 33% from the second quarter of last year and 65% from the previous quarter. The trailing twelve-month compensation ratio was 60%, down from 61% in Q2 2011 and flat from Q1 2012. For the three months ended June 30, 2012, Evercore’s Investment Banking compensation ratio was 59%, versus the compensation ratio reported for the three months ended June 30, 2011 and March 31, 2012 of 60% and 64%, respectively.

Non-compensation costs for the current quarter of $25.9 million increased 43% from the same period last year and 12% from last quarter. The year-over-year increase in costs reflects the Lexicon acquisition and continued growth of the Investment Banking business. The sequential quarter-over-quarter increase was driven principally by higher occupancy and business development costs. The ratio of non-compensation costs to revenue for the current quarter was 17%, compared to 16% in the same quarter last year and 27% in the previous quarter. Expenses in the Institutional Equities business were $6.6 million for the second quarter, in line with first quarter expenses.

Investment Management

For the quarter ended June 30, 2012, Investment Management reported net revenues and operating income of $20.9 million and $0.9 million, respectively. Investment Management reported an operating margin of 4% for the current quarter. As of June 30, 2012, Investment Management had $11.8 billion of AUM.

	Adjusted Pro Forma
	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$20,699	$20,388	$27,843	$41,087	$52,567
Other Revenue, net	206	153	135	359	300

Net Revenues	20,905	20,541	27,978	41,446	52,867

Expenses:
Employee Compensation and Benefits	12,962	11,972	15,460	24,934	30,379
Non-compensation Costs	7,014	7,145	7,852	14,159	15,353

Total Expenses	19,976	19,117	23,312	39,093	45,732

Operating Income	$929	$1,424	$4,666	$2,353	$7,135

Compensation Ratio	62%	58%	55%	60%	57%
Operating Margin	4%	7%	17%	6%	13%

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$20,036	$19,764	$27,987	$39,800	$53,431
Other Revenue, net	(703)	(751)	(759)	(1,454)	(1,484)

Net Revenues	19,333	19,013	27,228	38,346	51,947

Expenses:
Employee Compensation and Benefits	13,536	12,498	18,724	26,034	34,459
Non-compensation Costs	7,185	7,360	8,014	14,545	15,936

Total Expenses	20,721	19,858	26,738	40,579	50,395

Operating Income (Loss)	$(1,388)	$(845)	$490	$(2,233)	$1,552

Compensation Ratio	70%	66%	69%	68%	66%
Operating Margin	(7%)	(4%)	2%	(6%)	3%

Revenues

For the quarter ended June 30, 2012, Investment Management reported revenue of $20.7 million, which reflects a decrease from the same period last year of 26% and an increase from the previous quarter of 2%. AUM of $11.8 billion declined 8% in comparison to the first quarter on net outflows of ($0.7) billion and market depreciation of ($0.4) billion. AUM decreased by 27% from the same period last year, due primarily to outflows in our institutional business.

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$4,906	$4,525	$3,764	$9,431	$7,232
Institutional Asset Management (1)	12,415	12,466	17,562	24,881	35,376
Private Equity	1,810	1,735	1,714	3,545	3,429

Total Investment Advisory and Management Fees	19,131	18,726	23,040	37,857	46,037

Realized and Unrealized Gains (Losses)
Institutional Asset Management	1,117	1,212	990	2,329	2,157
Private Equity	(301)	(307)	3,878	(608)	4,820

Total Realized and Unrealized Gains	816	905	4,868	1,721	6,977

Equity in Earnings (Loss) of Affiliates (2)	752	757	(65)	1,509	(447)

Investment Management Revenues	$20,699	$20,388	$27,843	$41,087	$52,567

(1)	Management fees from Institutional Asset Management were $12.5 million, $12.6 million and $25.1 million for the three months ended June 30, 2012, March 31, 2012 and six months ended June 30, 2012, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Equity in Pan, G5 and ABS on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

The decline in revenue relative to the prior year was due to a decrease in both Investment Advisory and Management Fees, and in Realized and Unrealized Gains on investments. Investment Advisory and Management Fees of $19.1 million for the quarter ended June 30, 2012 declined compared to the same period a year ago, as higher fees in Wealth Management were offset by declines in Institutional Asset Management. Fees earned in the current quarter increased in comparison to the previous quarter driven principally by increased AUM in Wealth Management.

Realized and Unrealized Gains of $0.8 million in the quarter declined by $4.1 million relative to the prior year, when significant gains were recognized from investments in Trilantic, and were down moderately, relative to the prior quarter.

Equity in earnings of affiliates of $0.8 million in the quarter was in line with the first quarter, but increased relative to the prior year, reflecting an increased contribution from ABS Investment Management.

Expenses

Expenses for the quarter ended June 30, 2012 of $20.0 million decreased 14% from the same period last year and increased 4% from the previous quarter. The year-over-year decrease primarily reflects lower performance-based compensation expense consistent with the year-over-year decline in revenue. The sequential quarterly increase in expenses primarily reflects an increase in compensation based on the performance of individual business lines.

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three months ended June 30, 2012 was higher than U.S. GAAP as a result of the exclusion of expenses associated with the vesting of IPO equity awards and awards granted in conjunction with the Lexicon acquisition and certain business acquisition-related costs, including Special Charges. In addition, for Adjusted Pro

Forma purposes, client related expenses and expenses associated with revenue-sharing engagements with third parties have been presented as a reduction from Revenues and Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three months ended June 30, 2011 and the three months ended March 31, 2012, are included in Annex I, pages A-2 to A-11.

Non-controlling Interests

Non-controlling Interests in certain subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses range from 51% to 86%. For the periods ended June 30, 2012 and 2011 and March 31, 2012 the gain (loss) allocated to non-controlling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
	(dollars in thousands)
Segment
Investment Banking (1)	$15	$(278)	$(973)	$(263)	$(1,687)
Investment Management (1)	170	274	866	444	1,795

Total	$185	$(4)	$(107)	$181	$108

(1)	The difference between Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense for certain acquisitions which we excluded from the Adjusted Pro Forma results.

Income Taxes

For the three and six months ended June 30, 2012, Evercore’s Adjusted Pro Forma effective tax rate was 38%, compared to 40% for the three and six months ended June 30, 2011.

For the three and six months ended June 30, 2012, Evercore’s U.S. GAAP effective tax rate was approximately 45% and 42%, respectively, compared to 52% and 44%, respectively, for the three and six months ended June 30, 2011. The effective tax rate for U.S. GAAP purposes reflects significant adjustments relating to the tax treatment of certain compensation transactions, valuation allowances on deferred tax assets of non-U.S. subsidiaries as well as the non-controlling interest associated with Evercore LP Units.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $197.7 million at June 30, 2012. Current assets exceed current liabilities by $188.8 million at June 30, 2012. Amounts due related to the Long-Term Notes Payable were $100.5 million at June 30, 2012.

During the quarter the Company repurchased approximately 1,015,000 shares at an average cost of $25.12 per share.

Dividend

On July 24, 2012, the Board of Directors of Evercore declared a quarterly dividend of $0.20 per share to be paid on September 7, 2012 to common stockholders of record on August 31, 2012.

Conference Call

Investors and analysts may participate in the live conference call by dialing (877) 261-8990 (toll-free domestic) or (847) 619-6441 (international); passcode: 32913532. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (888) 843-7419 (toll-free domestic) or (630) 652-3042 (international); passcode: 32913532. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality research, sales and trading execution that is free of the conflicts created by proprietary activities; Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from its offices in New York, Boston, Chicago, Houston, Los Angeles, Minneapolis, San Francisco, Washington D.C., London, Aberdeen, Scotland, Mexico City and Monterrey, Mexico, Hong Kong and Rio de Janeiro and São Paulo, Brazil. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Carina Davidson
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2011, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues
Investment Banking Revenue	$154,426	$114,696	$238,921	$197,748
Investment Management Revenue	20,036	27,987	39,800	53,431
Other Revenue	1,593	4,270	3,889	7,966

Total Revenues	176,055	146,953	282,610	259,145
Interest Expense (1)	3,558	5,749	7,315	10,843

Net Revenues	172,497	141,204	275,295	248,302

Expenses
Employee Compensation and Benefits	114,290	100,069	195,017	169,166
Occupancy and Equipment Rental	9,146	5,673	17,391	10,791
Professional Fees	8,272	8,028	15,328	16,009
Travel and Related Expenses	7,648	5,416	14,381	9,929
Communications and Information Services	3,028	1,930	5,816	3,974
Depreciation and Amortization	3,680	3,039	9,042	5,996
Special Charges	662	—	662	—
Acquisition and Transition Costs	75	601	148	1,134
Other Operating Expenses	4,501	4,833	8,458	7,924

Total Expenses	151,302	129,589	266,243	224,923

Income Before Income from Equity Method Investments and Income Taxes	21,195	11,615	9,052	23,379
Income from Equity Method Investments	719	69	3,104	469

Income Before Income Taxes	21,914	11,684	12,156	23,848
Provision for Income Taxes	9,773	6,064	5,135	10,500

Net Income from Continuing Operations	12,141	5,620	7,021	13,348

Discontinued Operations
Income (Loss) from Discontinued Operations	—	(448)	—	(1,037)
Provision (Benefit) for Income Taxes	—	(87)	—	(265)
Net Income (Loss) Attributable to Noncontrolling Interest	—	(276)	—	(657)

Net Income (Loss) from Discontinued Operations	—	(85)	—	(115)

Net Income	12,141	5,535	7,021	13,233
Net Income Attributable to Noncontrolling Interest	4,207	3,274	2,455	7,384

Net Income Attributable to Evercore Partners Inc.	$7,934	$2,261	$4,566	$5,849

Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$7,913	$2,325	$4,524	$5,922
From Discontinued Operations	—	(85)	—	(115)

Net Income Attributable to Evercore Partners Inc.	$7,913	$2,240	$4,524	$5,807

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	29,213	23,724	29,169	23,204
Diluted	31,664	27,364	32,106	26,956

Basic Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$0.27	$0.09	$0.16	$0.25
From Discontinued Operations	—	—	—	—

Net Income Attributable to Evercore Partners Inc.	$0.27	$0.09	$0.16	$0.25

Diluted Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$0.25	$0.08	$0.14	$0.22
From Discontinued Operations	—	—	—	—

Net Income Attributable to Evercore Partners Inc.	$0.25	$0.08	$0.14	$0.22

[1]	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, other IPO related restricted stock unit awards, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, primarily, in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which will vest generally over a five-year period. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units and related awards is excluded from Adjusted Pro Forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted but unvested equity, and thus the Adjusted Pro Forma results reflect the vesting of all unvested Evercore LP partnership units and IPO related restricted stock unit awards.

2.	Vesting of Contingently Vested Equity Awards. The Company incurred expenses in Employee Compensation and Benefits, resulting from the vesting of awards issued at the time of the IPO. These awards vest upon the occurrence of specified vesting events rather than merely the passage of time and continued service. In periods prior to the completion of the June 2011 offering, we concluded that it was not probable that the vesting conditions would be achieved. Accordingly, we had not been accruing compensation expense relating to these unvested stock-based awards. The completion of the June 2011 offering resulted in Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, ceasing to beneficially own at least 50% of the aggregate Evercore LP partnership units owned by them on the date of the internal reorganization, resulting in the vesting of these awards.

3.	Expenses Associated with Business Combinations. The following expenses resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges;

a.	Amortization of Intangible Assets. Amortization of intangible assets related to the Protego acquisition, the Braveheart acquisition and the acquisitions of SFS and Lexicon.

b.	Compensation Charges. Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.

c.	Special Charges. Expenses primarily related to exiting the legacy office space in the UK.

4.	Client Related Expenses. The Company has reflected the reclassification of client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, as a reduction of revenue. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

5.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

6.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

7.	Presentation of Income from Equity Method Investments. The Adjusted Pro Forma results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net Revenues - U.S. GAAP (a)	$172,497	$102,798	$141,204	$275,295	$248,302
Client Related Expenses (1)	(3,085)	(1,636)	(3,062)	(4,721)	(7,033)
Income from Equity Method Investments (2)	719	2,385	69	3,104	469
Interest Expense on Long-term Debt (3)	1,984	1,974	1,953	3,958	3,896

Net Revenues - Adjusted Pro Forma (a)	$172,115	$105,521	$140,164	$277,636	$245,634

Compensation Expense - U.S. GAAP (a)	$114,290	$80,727	$100,069	$195,017	$169,166
Amortization of LP Units and Certain Other Awards (4)	(5,147)	(4,648)	(5,917)	(9,795)	(12,620)
IPO Related Restricted Stock Unit Awards (5)	—	—	(11,389)	—	(11,389)
Acquisition Related Compensation Charges (6)	(6,352)	(9,645)	—	(15,997)	—

Compensation Expense - Adjusted Pro Forma (a)	$102,791	$66,434	$82,763	$169,225	$145,157

Operating Income (Loss) - U.S. GAAP (a)	$21,195	$(12,143)	$11,615	$9,052	$23,379
Income from Equity Method Investments (2)	719	2,385	69	3,104	469

Pre-Tax Income (Loss) - U.S. GAAP (a)	21,914	(9,758)	11,684	12,156	23,848
Amortization of LP Units and Certain Other Awards (4)	5,069	4,742	5,917	9,811	12,620
IPO Related Restricted Stock Unit Awards (5)	—	—	11,389	—	11,389
Acquisition Related Compensation Charges (6)	6,352	9,645	—	15,997	—
Special Charges (7)	662	—	—	662	—
Intangible Asset Amortization (8a)	471	2,328	552	2,799	1,104

Pre-Tax Income - Adjusted Pro Forma (a)	34,468	6,957	29,542	41,425	48,961
Interest Expense on Long-term Debt (3)	1,984	1,974	1,953	3,958	3,896

Operating Income - Adjusted Pro Forma (a)	$36,452	$8,931	$31,495	$45,383	$52,857

Provision (Benefit) for Income Taxes - U.S. GAAP (a)	$9,773	$(4,638)	$6,064	$5,135	$10,500
Income Taxes (9)	3,325	7,282	5,752	10,607	9,083

Provision for Income Taxes - Adjusted Pro Forma (a)	$13,098	$2,644	$11,816	$15,742	$19,583

Net Income (Loss) from Continuing Operations (a)	$12,141	$(5,120)	$5,620	$7,021	$13,348
Net Income (Loss) Attributable to Noncontrolling Interest (a)	4,207	(1,752)	3,274	2,455	7,384

Net Income (Loss) from Continuing Operations Attributable to Evercore Partners Inc. - U.S. GAAP (a)	7,934	(3,368)	2,346	4,566	5,964
Amortization of LP Units and Certain Other Awards (4)	5,069	4,742	5,917	9,811	12,620
IPO Related Restricted Stock Unit Awards (5)	—	—	11,389	—	11,389
Acquisition Related Compensation Charges (6)	6,352	9,645	—	15,997	—
Special Charges (7)	662	—	—	662	—
Intangible Asset Amortization (8a)	471	2,328	552	2,799	1,104
Income Taxes (9)	(3,325)	(7,282)	(5,752)	(10,607)	(9,083)
Noncontrolling Interest (10)	4,022	(1,748)	3,381	2,274	7,276

Net Income from Continuing Operations Attributable to Evercore Partners Inc. - Adjusted Pro Forma (a)	$21,185	$4,317	$17,833	$25,502	$29,270

Diluted Shares Outstanding - U.S. GAAP	31,664	29,101	27,364	32,106	26,956
Warrants (11a)	—	1,186	—	—	—
Vested Partnership Units (11b)	7,559	7,656	9,193	7,611	9,398
Unvested Partnership Units (11b)	2,926	2,987	4,496	2,953	4,511
Unvested Restricted Stock Units - Event Based (11b)	12	12	511	12	546
Acquisition Related Share Issuance (11c)	1,208	1,915	—	1,276	—
Unvested Restricted Stock Units - Service Based (11a, 11c)	78	1,578	—	85	—

Diluted Shares Outstanding - Adjusted Pro Forma	43,447	44,435	41,564	44,043	41,411

Key Metrics: (b)
Diluted Earnings (Loss) Per Share from Continuing Operations - U.S. GAAP (c)	$0.25	$(0.12)	$0.08	$0.14	$0.22
Diluted Earnings Per Share from Continuing Operations - Adjusted Pro Forma (c)	$0.49	$0.10	$0.43	$0.58	$0.71

Compensation Ratio - U.S. GAAP	66%	79%	71%	71%	68%
Compensation Ratio - Adjusted Pro Forma	60%	63%	59%	61%	59%

Operating Margin - U.S. GAAP	12%	(12%)	8%	3%	9%
Operating Margin - Adjusted Pro Forma	21%	8%	22%	16%	22%

Effective Tax Rate - U.S. GAAP	45%	48%	52%	42%	44%
Effective Tax Rate - Adjusted Pro Forma	38%	38%	40%	38%	40%

(a)	Represents the Company’s results from Continuing Operations.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.
(c)	For Earnings Per Share purposes, Net Income Attributable to Evercore Partners Inc. is reduced by $21 of accretion for the three months ended June 30, 2012, March 31, 2012 and June 30, 2011, and $42 of accretion for the six months ended June 30, 2012 and 2011, related to the Company’s noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Net Revenues - U.S. GAAP	$551,257	$519,964	$472,779
Client Related Expenses (1)	(10,336)	(10,313)	(10,489)
Income from Equity Method Investments (2)	3,554	2,904	222
Interest Expense on Long-term Debt (3)	7,879	7,848	7,757

Net Revenues - Adjusted Pro Forma	$552,354	$520,403	$470,269

Compensation Expense - U.S. GAAP	$383,531	$369,310	$317,340
Amortization of LP Units and Certain Other Awards (4)	(20,882)	(21,652)	(22,718)
IPO Related Restricted Stock Unit Awards (5)	—	(11,389)	(11,389)
Acquisition Related Compensation Charges (6)	(30,615)	(24,263)	—

Compensation Expense - Adjusted Pro Forma	$332,034	$312,006	$283,233

Compensation Ratio - U.S. GAAP (a)	70%	71%	67%
Compensation Ratio - Adjusted Pro Forma (a)	60%	60%	60%

	Investment Banking
	Twelve Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Net Revenues - U.S. GAAP	$468,718	$429,530	$373,662
Client Related Expenses (1)	(9,927)	(9,914)	(9,920)
Income from Equity Method Investments (2)	1,780	1,947	932
Interest Expense on Long-term Debt (3)	4,271	4,255	4,204

Net Revenues - Adjusted Pro Forma	$464,842	$425,818	$368,878

Compensation Expense - U.S. GAAP	$328,346	$308,937	$251,641
Amortization of LP Units and Certain Other Awards (4)	(18,487)	(19,050)	(19,506)
IPO Related Restricted Stock Unit Awards (5)	—	(8,906)	(8,906)
Acquisition Related Compensation Charges (6)	(30,615)	(24,263)	—

Compensation Expense - Adjusted Pro Forma	$279,244	$256,718	$223,229

Compensation Ratio - U.S. GAAP (a)	70%	72%	67%
Compensation Ratio - Adjusted Pro Forma (a)	60%	60%	61%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2012					Six Months Ended June 30, 2012
	Non-GAAP Adjusted Pro Forma Basis	Adjustments			U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments			U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$151,397	$3,029	(1	)(2)	$154,426	$236,017	$2,904	(1	)(2)	$238,921
Other Revenue, net	(187)	(1,075)	(3)		(1,262)	173	(2,145)	(3)		(1,972)

Net Revenues	151,210	1,954			153,164	236,190	759			236,949

Expenses:
Employee Compensation and Benefits	89,829	10,925	(4	)(6)	100,754	144,291	24,692	(4	)(6)	168,983
Non-compensation Costs	25,858	3,307	(4	)(8)	29,165	48,869	7,150	(4	)(8)	56,019
Special Charges	—	662	(7)		662	—	662	(7)		662

Total Expenses	115,687	14,894			130,581	193,160	32,504			225,664

Operating Income from Continuing Operations	$35,523	$(12,940)			$22,583	$43,030	$(31,745)			$11,285

Compensation Ratio (a)	59%				66%	61%				71%
Operating Margin (a)	23%				15%	18%				5%

	Investment Management Segment
	Three Months Ended June 30, 2012					Six Months Ended June 30, 2012
	Non-GAAP Adjusted Pro Forma Basis	Adjustments			U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments			U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$20,699	$(663)	(1	)(2)	$20,036	$41,087	$(1,287)	(1	)(2)	$39,800
Other Revenue, net	206	(909)	(3)		(703)	359	(1,813)	(3)		(1,454)

Net Revenues	20,905	(1,572)			19,333	41,446	(3,100)			38,346

Expenses:
Employee Compensation and Benefits	12,962	574	(4)		13,536	24,934	1,100	(4)		26,034
Non-compensation Costs	7,014	171	(8)		7,185	14,159	386	(8)		14,545

Total Expenses	19,976	745			20,721	39,093	1,486			40,579

Operating Income (Loss) from Continuing Operations	$929	$(2,317)			$(1,388)	$2,353	$(4,586)			$(2,233)

Compensation Ratio (a)	62%				70%	60%				68%
Operating Margin (a)	4%				(7%)	6%				(6%)

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED MARCH 31, 2012

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2012
	Non-GAAP Adjusted Pro Forma Basis	Adjustments			U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$84,620	$(125)	(1	)(2)	$84,495
Other Revenue, net	360	(1,070)	(3)		(710)

Net Revenues	84,980	(1,195)			83,785

Expenses:
Employee Compensation and Benefits	54,462	13,767	(4	)(6)	68,229
Non-compensation Costs	23,011	3,843	(4	)(8)	26,854

Total Expenses	77,473	17,610			95,083

Operating Income (Loss) from Continuing Operations	$7,507	$(18,805)			$(11,298)

Compensation Ratio (a)	64%				81%
Operating Margin (a)	9%				(13%)

	Investment Management Segment
	Three Months Ended March 31, 2012
	Non-GAAP Adjusted Pro Forma Basis	Adjustments			U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$20,388	$(624)	(1	)(2)	$19,764
Other Revenue, net	153	(904)	(3)		(751)

Net Revenues	20,541	(1,528)			19,013

Expenses:
Employee Compensation and Benefits	11,972	526	(4)		12,498
Non-compensation Costs	7,145	215	(8)		7,360

Total Expenses	19,117	741			19,858

Operating Income (Loss) from Continuing Operations	$1,424	$(2,269)			$(845)

Compensation Ratio (a)	58%				66%
Operating Margin (a)	7%				(4%)

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2011					Six Months Ended June 30, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments			U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments			U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$111,847	$2,849	(1	)(2)	$114,696	$192,048	$5,700	(1	)(2)	$197,748
Other Revenue, net	339	(1,059)	(3)		(720)	719	(2,112)	(3)		(1,393)

Net Revenues	112,186	1,790			113,976	192,767	3,588			196,355

Expenses:
Employee Compensation and Benefits	67,303	14,042	(4	)(5)	81,345	114,778	19,929	(4	)(5)	134,707
Non-compensation Costs	18,054	3,452	(8)		21,506	32,267	7,554	(8)		39,821

Total Expenses	85,357	17,494			102,851	147,045	27,483			174,528

Operating Income from Continuing Operations	$26,829	$(15,704)			$11,125	$45,722	$(23,895)			$21,827

Compensation Ratio (a)	60%				71%	60%				69%
Operating Margin (a)	24%				10%	24%				11%

	Investment Management Segment
	Three Months Ended June 30, 2011					Six Months Ended June 30, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments			U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments			U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$27,843	$144	(1	)(2)	$27,987	$52,567	$864	(1	)(2)	$53,431
Other Revenue, net	135	(894)	(3)		(759)	300	(1,784)	(3)		(1,484)

Net Revenues	27,978	(750)			27,228	52,867	(920)			51,947

Expenses:
Employee Compensation and Benefits	15,460	3,264	(4	)(5)	18,724	30,379	4,080	(4	)(5)	34,459
Non-compensation Costs	7,852	162	(8)		8,014	15,353	583	(8)		15,936

Total Expenses	23,312	3,426			26,738	45,732	4,663			50,395

Operating Income from Continuing Operations	$4,666	$(4,176)			$490	$7,135	$(5,583)			$1,552

Compensation Ratio (a)	55%				69%	57%				66%
Operating Margin (a)	17%				2%	13%				3%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

For further information on these Adjusted Pro Forma adjustments see page A-2.

(1)	The Company has reflected the reclassification of client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, as a reduction of revenue.

(2)	The Company has reflected the reclassification of Income from Equity Method Investments to Revenue.

(3)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(4)	The Company incurred expenses from the modification of Evercore LP Units and related awards, which primarily vest over a five-year period.

(5)	The Company incurred expenses from the vesting of IPO related restricted stock unit awards relating to the June 2011 offering.

(6)	Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.

(7)	Expenses related to exiting the legacy office space in the UK.

(8)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended June 30, 2012
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$7,604	$1,542	$9,146	$—		$9,146
Professional Fees	4,943	1,961	6,904	1,368	(1)	8,272
Travel and Related Expenses	5,870	564	6,434	1,214	(1)	7,648
Communications and Information Services	2,431	563	2,994	34	(1)	3,028
Depreciation and Amortization	1,559	1,650	3,209	471	(8a )	3,680
Acquisition and Transition Costs	23	52	75	—		75
Other Operating Expenses	3,428	682	4,110	391	(1)	4,501

Total Non-compensation Costs from Continuing Operations	$25,858	$7,014	$32,872	$3,478		$36,350

	Three Months Ended March 31, 2012
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$6,594	$1,651	$8,245	$—		$8,245
Professional Fees	4,698	1,871	6,569	487	(1)	7,056
Travel and Related Expenses	5,036	573	5,609	1,124	(1)	6,733
Communications and Information Services	2,220	501	2,721	67	(1)	2,788
Depreciation and Amortization	1,350	1,684	3,034	2,328	(8a )	5,362
Acquisition and Transition Costs	19	54	73	—		73
Other Operating Expenses	3,094	811	3,905	52	(1)	3,957

Total Non-compensation Costs from Continuing Operations	$23,011	$7,145	$30,156	$4,058		$34,214

	Three Months Ended June 30, 2011
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$3,942	$1,731	$5,673	$—		$5,673
Professional Fees	4,920	2,147	7,067	961	(1)	8,028
Travel and Related Expenses	3,338	593	3,931	1,485	(1)	5,416
Communications and Information Services	1,432	466	1,898	32	(1)	1,930
Depreciation and Amortization	806	1,681	2,487	552	(8a )	3,039
Acquisition and Transition Costs	507	94	601	—		601
Other Operating Expenses	3,109	1,140	4,249	584	(1)	4,833

Total Non-compensation Costs from Continuing Operations	$18,054	$7,852	$25,906	$3,614		$29,520

	Six Months Ended June 30, 2012
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$14,198	$3,193	$17,391	$—		$17,391
Professional Fees	9,641	3,832	13,473	1,855	(1)	15,328
Travel and Related Expenses	10,906	1,137	12,043	2,338	(1)	14,381
Communications and Information Services	4,651	1,064	5,715	101	(1)	5,816
Depreciation and Amortization	2,909	3,334	6,243	2,799	(8a )	9,042
Acquisition and Transition Costs	42	106	148	—		148
Other Operating Expenses	6,522	1,493	8,015	443	(1)	8,458

Total Non-compensation Costs from Continuing Operations	$48,869	$14,159	$63,028	$7,536		$70,564

	Six Months Ended June 30, 2011
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$7,415	$3,376	$10,791	$—		$10,791
Professional Fees	8,340	4,026	12,366	3,643	(1)	16,009
Travel and Related Expenses	6,230	1,107	7,337	2,592	(1)	9,929
Communications and Information Services	2,884	1,005	3,889	85	(1)	3,974
Depreciation and Amortization	1,536	3,356	4,892	1,104	(8a )	5,996
Acquisition and Transition Costs	914	220	1,134	—		1,134
Other Operating Expenses	4,948	2,263	7,211	713	(1)	7,924

Total Non-compensation Costs from Continuing Operations	$32,267	$15,353	$47,620	$8,137		$55,757

(8a)	Reflects expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS and Lexicon acquisitions.
(9)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to decrease Evercore’s effective tax rate to approximately 38% for the three and six months ended June 30, 2012, respectively. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity.
(10)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock.
(11a)	Reflects adjustments to include the dilutive effect of the Warrants and Unvested Restricted Stock Units – Service Based, which have been excluded for U.S. GAAP as a result of the Company having a loss for the period.
(11b)	Assumes the vesting of all Evercore LP partnership units and IPO related restricted stock unit awards. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive and the IPO related restricted stock unit awards are excluded from the calculation prior to the June 2011 offering.
(11c)	Assumes the vesting of all Acquisition Related Share Issuance and Unvested Restricted Stock Units granted to Lexicon employees. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.